Exhibit 99.1

NeuroMetrix Reports Q2 2016 Financial Results and Highlights

•	Revenue Up 116% year-over-year to $2.6 Million
•	11,201 Quell Devices Shipped
•	Expanded Retail Availability of Quell to over 1,500 retail stores

WALTHAM, Mass.--(BUSINESS WIRE) -- NeuroMetrix, Inc. (Nasdaq: NURO), today reported financial and business highlights for the quarter and six month periods ended June 30, 2016.

The Company operates in two markets - wearable therapeutic technology and point-of-care diagnostic tests. The Company’s two primary products are Quell® and DPNCheck®. Quell is an over-the-counter wearable neurostimulation device for treating chronic pain that was launched in Q2 2015. DPNCheck is a point-of-care diagnostic device that provides accurate and cost-effective screening, diagnosis and monitoring of peripheral neuropathies including diabetic peripheral neuropathy (DPN).

Recent Highlights:

•	Quell shipments totaled 11,201 devices and 9,676 electrode reorder packages with a total invoiced value of $2.53 million. This was an increase from 8,138 devices and 7,902 electrode reorder packages with a total invoiced value of $1.70 million in Q1 2016.
•	Quell distribution expanded with initial orders for pilot programs at two major drug store chains. Quell is now available in over 1,500 retail locations.
•	Online and retail sales have been supported by a national TV promotion campaign primarily utilizing high-impact cable channels.
•	Quell technology advanced with the launch of an updated Android app providing support for the Quell Health Cloud and release of a Sport Electrode for situations of high humidity and perspiration.
•	The Company announced that a clinical study by the Scripps Translational Science Institute will assess the impact of Quell technology on opioid use and pain in cancer patients.
•	A CE Marking application for Quell was submitted to allow marketing directly to consumers within the European Union.
•	An at-the-money private placement of equity securities raised new funding of $7.5 million, before costs.

“We are pleased with our progress in Q2 2016. Our plans for penetration of the retail sector are on schedule and, largely due to increasing Quell shipments, total company revenue growth during the past four quarters has averaged 83% year-on-year. Our current marketing focus for Quell is on building widespread brand awareness through our TV and on-line promotion efforts, as well as developing retail channel experience,” said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. “The next potential phase of retail expansion will occur in 2017 following several quarters of experience within the retail stores currently stocking Quell. Our DPNCheck efforts remain centered on building our Medicare Advantage business along with international expansion in partnership with local distributors.”

Financial Results:

The Company reported its financial results for Q2 2016. Total revenues were $2.65 million versus $1.22 million for Q2 2015, an increase of 116%. Gross margin was 40.6% of total revenues, reduced from 51.4% in Q2 2015, reflecting a higher weighting of lower margin Quell devices as the Company builds its installed base. Operating expenses increased to $5.25 million compared to $3.97 million in Q2 2015, reflecting Quell marketing and promotion. The Company recorded a non-cash credit of $0.08 million at June 30, 2016 for the revaluation at fair value of outstanding common stock warrants compared to a $2.14 million revaluation credit at June 30, 2015. Net loss was $4.10 million or $5.37 per common share in Q2 2016, including a deemed dividend charge to earnings per share of $4.45 resulting from the June equity offering. This compared to a net loss of $1.20 million or $2.07 per common share for Q2 2015, also including a deemed dividend charge to earnings per share of $1.55 related to a May 2015 equity offering. NeuroMetrix reported Q2 2016 net cash usage of $4.20 million and ended the period with cash and cash equivalents of $11.3 million.

For the six months ended June 30, total revenues were $4.92 million in 2016 compared to $2.51 million in 2015. Net loss was $8.19 million or $6.56 per common share in 2016, including a $4.64 deemed dividend earnings per share charge related to an equity offering, compared to $3.27 million or $3.13 per common share in 2015, also including a deemed dividend charge to earnings per share of $1.63 related to an equity offering.

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, July 21, 2016 at 8:00 a.m., Eastern Time. To access the call in the United States, dial 844-647-5493 and use the confirmation code 46091425. Internationally, the conference call may be accessed by dialing 661-378-9452 and using the same confirmation code. The call will also be webcast and will be accessible from the Company's website at http://www.NeuroMetrix.com under the "Investor Relations" tab. A replay of the conference call will be available starting two hours after the call by dialing 855-859-2056, domestically and 404-537-3406, internationally. The confirmation code to access the replay is 46091425. The replay will be available for one week after the conference call.

About NeuroMetrix

NeuroMetrix is an innovative health-care company that develops wearable digital health technology for consumers and point-of-care tests that help patients and physicians better manage chronic pain, nerve diseases, and sleep disorders. The company is located in Waltham, Massachusetts and was founded as a spinoff from the Harvard-MIT Division of Health Sciences and Technology in 1996. For more information, please visit http://www.NeuroMetrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations regarding the business, as well as events that could have a meaningful impact on the company’s revenues. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, estimates of future performance, and the ability to successfully develop, receive regulatory clearance, commercialize and achieve market acceptance for any products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Source: NeuroMetrix, Inc.

NeuroMetrix, Inc.

Thomas T. Higgins, 781-314-2761

SVP and Chief Financial Officer

neurometrix.ir@neurometrix.com

NeuroMetrix, Inc.

Statements of Operations

(Unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenues	$2,647,422	$1,224,987	$4,922,669	$2,507,947

Cost of revenues	1,572,370	595,032	3,054,883	1,232,293

Gross profit	1,075,052	629,955	1,867,786	1,275,654

Operating expenses:
Research and development	1,127,850	982,253	2,284,640	1,884,795
Sales and marketing	2,832,279	1,762,282	5,240,158	3,217,968
General and administrative	1,292,305	1,224,822	2,716,646	2,770,912

Total operating expenses	5,252,434	3,969,357	10,241,444	7,873,675

Loss from operations	(4,177,382)	(3,339,402)	(8,373,658)	(6,598,021)

Interest income	4,553	500	11,258	1,589
Change in fair value of warrant liability	77,309	2,135,696	171,625	3,321,998

Net loss	$(4,095,520)	$(1,203,206)	$(8,190,775)	$(3,274,434)

Net loss per common share applicable to common stockholders, basic and diluted	$(5.37)	$(2.07)	$(6.56)	$(3.13)

NeuroMetrix, Inc.

Condensed Balance Sheets

(Unaudited)

	June 30, 2016	December 31, 2015

Cash and cash equivalents	$11,330,857	$12,462,872
Other current assets	2,447,889	2,684,398
Noncurrent assets	798,935	887,220
Total assets	$14,577,681	$16,034,490

Current liabilities	$2,906,005	$3,191,479
Common stock warrants	108,678	280,303
Stockholders’ equity	11,562,998	12,562,708
Total liabilities and stockholders’ equity	$14,577,681	$16,034,490